UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number: 000-31979

Date of Report: September 18, 2009

ARRAY BIOPHARMA INC.

(Exact name of registrant as specified in its charter)

DELAWARE	84-1460811
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3200 WALNUT STREET, BOULDER, COLORADO 80301

(Address of principal executive offices)

(303) 381-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 18, 2009, Array BioPharma Inc. (“Array”) entered into an Equity Distribution Agreement (the “Agreement”) with Piper Jaffray & Co. (the “Agent”) pursuant to which Array agreed to sell, under its Registration Statement on Form S-3 (File No. 333-15801), effective December 4, 2008, up to an aggregate of $25,000,000 in shares of its common stock, $.001 par value (the “Shares”), through the Agent. Sales of the Shares made pursuant to the Agreement, if any, will be made on the NASDAQ Stock Market by means of ordinary brokers’ transactions at market prices. Additionally, under the terms of the Agreement, Array may also sell shares of its common stock through the Agent, on the NASDAQ Global Market or otherwise, at negotiated prices or at prices related to the prevailing market price. This summary is qualified in its entirety by the full Agreement, a copy of which is filed as Exhibit 1.1 to this report.

Item 8.01   Other Events.

Array issued a press release entitled “Array BioPharma Enters Into Equity Distribution Agreement,” dated September 18, 2009, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)                                 Exhibits

Attached as exhibits to this form are the documents listed below:

Exhibit No.	Document
1.1	Equity Distribution Agreement, dated September 18, 2009, by and between the Registrant and Piper Jaffray & Co.
5.1	Opinion of Hogan & Hartson LLP regarding the legality of the Shares
23.1	Consent of Hogan & Hartson LLP (included in Exhibit 5.1)
99.1	Press Release dated September 18, 2009 entitled Array BioPharma Enters Into Equity Distribution Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRAY BIOPHARMA INC.

Date: September 18, 2009
/s/ R. Michael Carruthers
R. Michael Carruthers, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document
1.1	Equity Distribution Agreement, dated September , 2009, by and between the Registrant and Piper Jaffray & Co.
5.1	Opinion of Hogan & Hartson LLP regarding the legality of the Shares
23.1	Consent of Hogan & Hartson LLP (included in Exhibit 5.1)
99.1	Press Release dated September 18, 2009 entitled Array BioPharma Enters Into Equity Distribution Agreement